                                                            EXHIBIT 7.16

                             AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.


Dated:  November 26, 1996               BLACK BEAR REALTY, LTD.


                                        By:/s/ Richard M. Osborne
                                        ----------------------
                                        Richard M. Osborne
                                        Manager

JARRATT ASSOCIATES, INC.                RICHARD M. OSBORNE TRUST


By:/s/ Christopher L. Jarratt           By:/s/ Richard M. Osborne
   --------------------------           ----------------------
Christopher L. Jarratt                  Richard M. Osborne
President                               Trustee

                                        TURKEY VULTURE FUND XIII, LTD.


/s/ Christopher L. Jarratt              By:/s/ Richard M. Osborne
-----------------------------           -----------------------
Christopher L. Jarratt                  Richard M. Osborne
                                        Manager